Exhibit 4.7

                      AMENDED AND RESTATED CREDIT AGREEMENT


         AMENDED AND RESTATED CREDIT AGREEMENT dated as of September 5, 2003 amending and restating the Credit Agreement dated as of September 6, 2002 (as in effect prior to such amendment and restatement, the "Credit Agreement") among THE DUN & BRADSTREET CORPORATION (the "Company"), the BORROWING SUBSIDIARIES party thereto (the "Borrowing Subsidiaries" and together with the Company, the "Borrowers"), the LENDERS party thereto (the "Lenders"), JPMORGAN CHASE BANK, as Administrative Agent (the "Administrative Agent"), CITIBANK, N.A. and BANK OF TOKYO-MITSUBISHI TRUST COMPANY, as Co-Syndication Agents, and THE BANK OF NEW YORK and THE NORTHERN TRUST COMPANY, as Co-Documentation Agents.

                              W I T N E S S E T H:

         WHEREAS, the parties hereto desire to amend the Credit Agreement to (i) extend the Revolver Termination Date from the date that is 364 days after the effective date of the Credit Agreement to the date that is 364 days after the Amendment Effective Date (as hereinafter defined), (ii) make any necessary conforming changes with respect to the amendment set forth in clause (i) above,
(iii) amend the Negative Covenants in Article 6 of the Credit Agreement, (iv) amend the Confidentiality provisions in Section 10.12 of the Credit Agreement and (v) amend the Commitments of each Lender, all as set forth herein;

         WHEREAS, the parties hereto wish to amend the Credit Agreement as set forth herein and to restate the Credit Agreement in its entirety to read as set forth in the Credit Agreement with the amendments specified below;

         NOW, THEREFORE, the parties hereto agree as follows:

          SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall, after the Amendment Effective Date (as defined below), refer to the Credit Agreement as amended and restated hereby.

          SECTION 2. Definitions.

          (a) The definition of "Amendment Effective Date" in Section 1.01 of the Credit Agreement is amended by replacing the reference to "September 6, 2002" with "September 5, 2003".

          (b)  The definition of "Disclosed Matters" in Section
                  1.01 of the Credit Agreement is amended by replacing the reference to "2002" with "2003".

          (c) The definition of "Information Memorandum" in Section 1.01 of the Credit Agreement is deleted in its entirety.

          (d) The definition of "Revolver Termination Date" in Section 1.01 of the Credit Agreement is amended to read in full as follows:

               "Revolver Termination Date" means September 3, 2004 or, if such day is not a Business Day, the next preceding Business Day.

          (e) The definitions in Section 1.01 of the Credit Agreement are further amended by adding the following definition in the appropriate alphabetical order:

               "Existing Five-Year Credit Agreement" means the Five-Year Credit Agreement dated as of September 11, 2000 among the Borrower, the Borrowing Subsidiaries party thereto, the Lenders party thereto, JPMorgan Chase Bank (as successor to The Chase Manhattan Bank), as administrative agent, Citibank, N.A., as syndication agent and The Bank of New York, as documentation agent.

          SECTION 3. Total Debt to EBITDA Ratio. Section 6.05 of the Credit Agreement is amended by replacing the reference therein to "4.0" with "3.5".

          SECTION 4. Negative Covenants. The Negative Covenants under Article 6 of the Credit Agreement are amended by adding the following section in the appropriate numerical order:

     "Section 6.07. Subsidiary Debt. The Company will not permit the aggregate principal amount of Indebtedness of the Subsidiaries (excluding any Indebtedness of a Subsidiary (i) owed to the Borrower or another Subsidiary, (ii) outstanding hereunder or (iii) outstanding under the Existing Five-Year Credit Agreement) at any time outstanding to exceed $50,000,000."

          SECTION  5.  Representation   regarding  Financial  Condition  and  No
     Material Adverse Change.

          (a) Section 3.04(a) of the Credit Agreement are amended by replacing each reference therein to (i) "2001" with "2002" and (ii) "2002" with "2003".

          (b) Section 3.04(b) of the Credit Agreement is deleted in its entirety.

          SECTION 6. Confidentiality. Section 10.12 of the Credit Agreement is amended by adding the following new paragraph immediately after the existing paragraph:

     "Notwithstanding anything herein to the contrary, each party hereto and each of its employees, representatives, or other agents may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of this Agreement and the transactions contemplated hereby and all materials of any kind, including opinions or other tax analyses, that have been provided to it by any other party relating to such tax treatment and tax structure."

          SECTION 7. Changes in Commitments. With effect from and including the Amendment Effective Date (as defined in Section 11 below), (i) each Person listed on the signature pages hereof which is not a party to the Credit Agreement (each, a "New Lender") shall become a Lender party to the Credit Agreement and (ii) the Commitment of each Lender shall be the amount set forth opposite the name of such Lender on the signature pages hereof. On the Amendment Effective Date, any Lender whose Commitment is changed to zero (each, an "Exiting Lender") shall cease to be a Lender party to the Credit Agreement, and all accrued fees and other amounts payable under the Credit Agreement for the account of each Exiting Lender shall be due and payable on such date; provided that the provisions of Sections 2.14, 2.16 and 10.03 of the Credit Agreement shall continue to inure to the benefit of each Exiting Lender after the Amendment Effective Date.

          SECTION 8. Representations of Borrower. Each Borrower represents and warrants that (i) the representations and warranties of such Borrower set forth in Article 3 of the Credit Agreement, after giving effect to this Amendment and Restatement, are true and correct as though made on and as of the Amendment Effective Date and (ii) no Default has occurred and is continuing on such date.

          SECTION 9. Governing Law. This Amendment and Restatement shall be governed by and construed in accordance with the laws of the State of New York.

          SECTION 10. Counterparts. This Amendment and Restatement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          SECTION 11. Effectiveness. This Amendment and Restatement shall become effective as of the date hereof when the following conditions are met (the "Amendment Effective Date"):

          (a) the Administrative Agent shall have received from each of the Borrowers and the Lenders a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof;

          (b)  the Administrative  Agent shall have received an opinion of David
               J. Lewinter, Senior Vice President, General Counsel and Secretary for the Company, dated the Amendment Effective Date substantially in the form of Exhibit A hereto; and

          (c) all fees and other amounts due and payable on or prior to the Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Company hereunder.

          SECTION 12. Confirmation of Agreement. Except as amended hereby, all of the terms of the Credit Agreement shall remain in full force and effect and are hereby confirmed in all respects.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Restatement to be duly executed as of the date first above written.

                                            THE DUN & BRADSTREET CORPORATION


                                             By: /s/ Kathy Guinnessey
                                             ----------------------------
                                             Name: Kathy Guinnessey
                                             Title: Treasurer

Commitment

$16,500,000                                 JPMORGAN CHASE BANK,
                                            individually, as Lead Arranger and
                                            as Administrative Agent


                                            By: /s/ Eileen Higgins
                                            -------------------------------
                                            Name: Eileen Higgins
                                            Title: Vice President

$14,750,000                                 CITIBANK, N.A., individually and as
                                            Co-Syndication Agent



                                            By: /s/ James R. Stave
                                            --------------------------------
                                            Name: James R. Stave
                                            Title: Vice President

$14,750,000                                 BANK OF TOKYO-MITSUBISHI TRUST
                                            COMPANY, individually and as Co-
                                            Syndication Agent


                                            By: /s/ Karen Ossolinski
                                            ----------------------------------
                                            Name: Karen Ossolinski
                                            Title: Vice President

$14,750,000                                 THE BANK OF NEW YORK, individually
                                            and as Co-Documentation Agent


                                            By: /s/ Ernest Fung
                                            ---------------------------------
                                            Name: Ernest Fung
                                            Title: Vice President

$14,750,000                                 THE NORTHERN TRUST COMPANY,
                                            individually and as Co-Documentation
                                            Agent


                                            By: /s/ Melissa Whitson
                                            -------------------------------
                                            Name: Melissa Whitson
                                            Title: Vice President

$12,250,000                                 SUNTRUST BANK, individually and as
                                            Co-Agent


                                            By: /s/ Laura Kahn
                                            ---------------------------------
                                            Name: Laura Kahn
                                            Title:   Director

$12,250,000                                 BARCLAYS BANK PLC, individually and
                                            as Co-Agent


                                            By: /s/ Nicholas Bell
                                            ---------------------------------
                                            Name: Nicholas Bell
                                            Title:   Director

                                                                      EXHIBIT A


                                                               September 5, 2003


To (a) each of the lending institutions (the "Lenders") listed on Schedule 1 hereto which are parties on the date hereof to the Amended and Restated Credit Agreement, dated as of September 5, 2003 (the "Amended and Restated Credit Agreement"), among The Dun & Bradstreet Corporation (the "Company"), the Borrowing Subsidiaries party thereto, the Lenders party thereto, JPMorgan Chase Bank, as Administrative Agent (in such capacity, the "Administrative Agent"), Citibank, N.A. and Bank of Tokyo-Mitsubishi Trust Company, as Co-Syndication Agents and The Bank of New York and The Northern Trust Company, as Co-Documentation Agents and (b) the Administrative Agent


Ladies and Gentlemen:

         I am Senior Vice President, General Counsel and Corporate Secretary of the Company and have acted as counsel to the Company in connection with the preparation, execution and delivery of the Amendment and Restatement, dated as of the date hereof, of the Credit Agreement dated as of September 7, 2001 among the Company, the Borrowing Subsidiaries party thereto, the financial institutions referred to therein, JPMorgan Chase Bank, as Administrative Agent, Citibank, N.A. and Bank of Tokyo-Mitsubishi Trust Company, as Co-Syndication Agents, and The Bank of New York and The Northern Trust Company, as Co-Documentation Agents (the "Amendment and Restatement"). This opinion is delivered to you pursuant to Section 11(b) of the Amendment and Restatement. Terms used herein which are defined in the Amended and Restated Credit Agreement shall have the respective meanings set forth in the Amended and Restated Credit Agreement, unless otherwise defined herein.

         In connection with this opinion, I have examined a copy of the Amended and Restated Credit Agreement signed by the Company, the Administrative Agent and the other parties thereto. I have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such investigations as I have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, I have relied upon certificates of public officials and officers and representatives of the Company. In addition, I have examined, and have relied as to matters of fact, upon the representations made in the Amended and Restated Credit Agreement.

         In rendering the opinions set forth below, I have assumed the genuineness of all signatures (other than those on behalf of the Company), the legal capacity of natural persons (other than employees of the Company), the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. I have assumed without independent investigation that the Amended and Restated Credit Agreement constitutes a valid and legally binding obligation of the Administrative Agent and the Lenders.

         Based upon and subject to the foregoing, and subject to the assumptions, qualifications and comments set forth herein, I am of the opinion that:

1. The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of Delaware, (b) has all requisite corporate power and authority to carry on its business as now conducted and (c) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

2. The Transactions (as hereinafter defined) are within the Company's corporate powers and have been duly authorized by all necessary corporate action and, if required, action of the stockholders of the Company. For the purpose of this opinion, "Transactions" means the execution, delivery and performance by the Borrowers of the Amended and Restated Credit Agreement, the borrowing of Loans and the use of the proceeds thereof. The Amended and Restated Credit Agreement has been duly executed and delivered by the Company.

3. The Amended and Restated Credit Agreement constitutes a valid and legally binding obligation of the Company enforceable against it in accordance with its terms.

4. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for such consents, approvals, registrations, filings and other actions the failure to obtain or make could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (b) will not violate any applicable Federal or New York law or regulation or the Delaware General Corporation Law or the charter or by-laws of the Company or any order of any Governmental Authority applicable to the Company, except for such violations which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company or any of its Subsidiaries, except for such violations and defaults which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of the Company or any of its Material Subsidiaries.

5. To my knowledge, after due inquiry, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or threatened against or affecting the Borrower or any of its Subsidiaries (a) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect (other than the Disclosed Matters) or (b) that involve the Amended and Restated Credit Agreement or the Transactions.

6. Neither the Company nor any of its Subsidiaries is a "holding company" as defined in, or subject to regulations under, the Public Utility Holding Company Act of 1935.

7. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         The opinion in paragraph 3 above is subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law), an implied covenant of good faith and fair dealing and the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors' rights.

         I express no opinion as to: (a) the effect of any provision of the Amended and Restated Credit Agreement which is intended (i) to establish any standard as the measure of the performance by any party thereto of such party's obligations of good faith, diligence, fair dealing, reasonableness or care or
(ii) to permit modification thereof only by means of an agreement in writing signed by the parties thereto; (b) the effect of any provision of the Amended and Restated Credit Agreement insofar as it provides that any Person purchasing a participation from a Lender or other Person may exercise set-off or similar rights with respect to such participation or that any Lender or other Person may exercise set-off or similar rights other than in accordance with applicable law;
(c) the effect of any provision of the Amended and Restated Credit Agreement imposing penalties or forfeitures; (d) the effect of any provision of the Amended and Restated Credit Agreement relating to indemnification or exculpation in connection with violations of any securities laws or relating to indemnification, contribution or exculpation in connection with willful, reckless or criminal acts or gross negligence of the indemnified or exculpated Person or the Person receiving contribution; (e) any provision of the Amended and Restated Credit Agreement which purports to provide for a waiver by the Company or any immunity, defense or right which may be available to the Company; and (f) any provision of the Amended and Restated Credit Agreement which purports to establish an evidentiary standard for determinations by any Person.

         I note that (A) a New York statute provides that, with respect to a foreign currency obligation, a court of the State of New York shall render a judgment or decree in such foreign currency and such judgment or decree shall be converted into currency of the United States at the rate of exchange prevailing on the date of entry of such judgment or decree and (B) with respect to a foreign currency obligation, a United States Federal court in New York may award judgment in United States dollars, provided that I express no opinion as to the rate of exchange such court would apply.

         In connection with the provisions of the Amended and Restated Credit Agreement whereby the Company submits to the jurisdiction of the United States District Court for the Southern District of New York, I note the limitations of 28 U.S.C. ss.ss.1331 and 1332 on Federal court jurisdiction, and I also note that such submissions cannot supersede such court's discretion in determining whether to transfer an action from one Federal court to another under 28 U.S.C. ss.1404(a). I am a member of the Bar of the State of New York and I do not express any opinion on any laws other than the law of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States.

         This opinion is rendered to you and your lawful successors and assigns in connection with the above-described transaction. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm or corporation without my prior written consent.

                                                 Very truly yours,



                                                 David J. Lewinter

                                                                     Schedule 1


                                     LENDERS


JP Morgan Chase Bank
Citibank, N.A.
The Bank of New York
Barclays Bank PLC
The Northern Trust Company
SunTrust Bank
Bank of Tokyo-Mitsubishi Trust Company